(a)(17)
                             ARTICLES SUPPLEMENTARY

                         SANFORD C. BERNSTEIN FUND, INC.


     SANFORD C. BERNSTEIN FUND, INC. (the "Fund"), a Maryland corporation with its principal corporate offices in the State of Maryland in Baltimore, Maryland, DOES HEREBY CERTIFY:

1. The Fund is registered as an open-end company under the Investment Company Act of 1940, as amended.

2. The total number of shares of capital stock of all classes that the Fund has authority to issue are six billion (6,000,000,000) shares having an aggregate par value of Six Million Dollars ($6,000,000).

3. The number of shares of each portfolio (each a Portfolio, and collectively, the "Portfolios") are as follows:

                    Name of Portfolio                       Number of Shares
                    -----------------                       ----------------
         U.S. Government Short Duration                     200,000,000 shares
         Short Duration Plus                                200,000,000 shares
         Diversified Municipal                            1,600,000,000 shares
         Intermediate Duration                              600,000,000 shares
         New York Municipal                                 800,000,000 shares
         California Municipal                               800,000,000 shares
         Short Duration California Municipal                100,000,000 shares
         Short Duration Diversified Municipal               100,000,000 shares
         Short Duration New York Municipal                  100,000,000 shares
         Tax-Managed International Value                    400,000,000 shares
         Emerging Markets Value                             200,000,000 shares
         International Value II                             600,000,000 shares

4. The number of authorized shares of capital stock of the Fund is increased by Six Hundred Million (600,000,000) shares, par value $.001 per share with an aggregate par value of Six Hundred Thousand Dollars ($600,000), to Six Billion Six Hundred Million (6,600,000,000) shares with an aggregate par value of Six Million Six Hundred Thousand Dollars ($6,600,000).

5. The number of authorized shares of the Portfolios listed below, such Portfolios to be divided into four classes with each class consisting of the number of shares indicated below, is increased as follows:


                                Amount of Authorized          Total Number of          Amount of Shares to be
         Portfolio              Share Increase                Shares Authorized        Allocated to Each Class
         ---------              --------------                -----------------        -----------------------
         Short Duration Plus    600,000,000                   800,000,000              AllianceBernstein
                                                                                       Short Duration
                                                                                       Class A:
                                                                                       200,000,000

                                                                                       AllianceBernstein
                                                                                       Short Duration
                                                                                       Class B:
                                                                                       200,000,000

                                                                                       AllianceBernstein
                                                                                       Short Duration
                                                                                       Class C:
                                                                                       200,000,000

                                                                                       Short Duration Plus
                                                                                       Class:
                                                                                       200,000,000

6. The Shares classified hereby shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in
         Article V of the Charter and shall be subject to the all provisions of the Charter relating to Shares generally.

7. The Board of Directors of the Fund increased the total number of authorized shares of capital stock that the Fund has authority to issue in accordance with Section 2-105(c) of the Maryland General Corporation Law and classified the shares of the Portfolios under the authority contained in Article V of the Charter.

8.       These Articles shall be effective on May 15, 2003.

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


     IN WITNESS WHEREOF, the undersigned have executed these Articles Supplementary on behalf of Sanford C. Bernstein Fund, Inc. and acknowledge that it is the act and deed of the Fund and state, under penalty of perjury, to the best of the knowledge, information and believe of each of them, that the matters contained herein with respect to the approval thereof are true in all material respects.

Dated: April 29, 2003                SANFORD C. BERNSTEIN FUND, INC.


                                     By:    /s/ Roger Hertog
                                     Name:  Roger Hertog
                                     Title: President

ATTEST:

       /s/ Edmund P. Bergan, Jr.
Name:  Edmund P. Bergan, Jr.
Title: Secretary

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